EXHIBIT 99.3

InterAmerican Gaming, Inc.

OTC Bulletin Board : IAGM
January 13, 2010 16:10 ET
InterAmerican Announces Delay in Filing Form 10-K

TORONTO, ONTARIO--(Marketwire - Jan. 13, 2010) - InterAmerican Gaming, Inc. (OTCBB:IAGM) ("IAG" or the "Company") announced today that there will be a delay in filing Form 10-K.

The Company has postponed an audit committee meeting planned for January 12, 2010 to seek audit committee and board of directors approval to file Form 10-K for the year ended September 30, 2009. The delay is the result of several factors including non-completion of the year end audit. Management expects the Company will be flagged as a non-timely filer but believes that all remaining issues will be addressed within the next 30 days.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 -- With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of IAG could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rates and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, included in our SEC filings.

For more information, please visit www.interamericangaming.com.

Contact Information
InterAmerican Gaming, Inc.
John Simmonds Chairman and CEO
(905) 833-9846 x. 223